Exhibit 99.1   NEWS RELEASE

As previously announced, TDS will hold a teleconference on August 4, 2023, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.

TDS reports second quarter 2023 results

CHICAGO (August 4, 2023) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,267 million for the second quarter of 2023, versus $1,349 million for the same period one year ago. Net income (loss) attributable to TDS common shareholders and related diluted earnings (loss) per share were $(19) million and $(0.17), respectively, for the second quarter of 2023 compared to $18 million and $0.15, respectively, in the same period one year ago.
2Q 2023 Highlights*

UScellular
•Focused on improving subscriber trajectory to reduce postpaid losses - made progress in reducing postpaid churn
•Executing on growth initiatives
◦Fixed Wireless customers grew 66% to 96,000
◦Tower rental revenues grew 10%
•Reduced debt balance by $150 million in 2Q'23
•Launching 5G Mid-Band network - providing low latency and faster speeds
◦Ended June with availability in parts of Illinois, Iowa, Wisconsin, Maine, Missouri, Nebraska, Oklahoma, Oregon, Virginia and Washington
TDS Telecom
•Delivered 66,000 fiber service addresses through June; remain on track to deliver 175,000 fiber addresses by end of 2023
•Broadband investments driving positive results
◦Residential broadband connections grew 5%
◦Residential broadband revenues grew 8%
◦Residential revenue per connection grew 4%
•Increased full-year Adjusted EBITDA and Adjusted OIBDA guidance due to disciplined spending
•Modestly reduced full-year capital expenditures guidance

* Comparisons are 2Q’22 to 2Q’23 unless otherwise noted

“The TDS Family of Companies continues to execute on its multi-year strategies, while focusing intensely on cost containment,” said LeRoy T. Carlson, Jr., TDS President and CEO. “UScellular has begun deploying mid-band 5G spectrum, and TDS Telecom is making solid progress on its fiber program.

“At UScellular, postpaid handset subscriber trends improved slightly year-over-year driven by improvements in churn, however, subscriber results remained challenged overall as gross additions declined. Two of UScellular’s growth areas, fixed wireless and the tower portfolio, produced year-over-year double-digit increases in gross additions and revenues, respectively. In July, UScellular surpassed 100,000 fixed wireless customers – a key milestone as momentum for the product continues.

“TDS Telecom grew its residential revenue per connection and increased total residential broadband connections for the quarter. TDS Telecom continues to execute its broadband growth strategy through its multi-year fiber expansion program.”

Recent Development: On August 4, 2023, TDS and UScellular announced a process to explore a range of strategic alternatives for UScellular.

2023 Estimated Results
TDS’ current estimates of full-year 2023 results for UScellular and TDS Telecom are shown below. Such estimates represent management’s view as of August 4, 2023 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

The 2023 Estimated Results shown below do not reflect any anticipated costs, expenses or results of the strategic review referenced above.

2023 Estimated Results

UScellular	Previous	Current
(Dollars in millions)
Service revenues	$3,050-$3,150	$3,025-$3,075
Adjusted OIBDA[1]	$725-$875	$750-$850
Adjusted EBITDA[1]	$875-$1,025	$925-$1,025
Capital expenditures	$600-$700	Unchanged

TDS Telecom	Previous	Current
(Dollars in millions)
Total operating revenues	$1,030-$1,060	Unchanged
Adjusted OIBDA[1]	$260-$290	$270-$300
Adjusted EBITDA[1]	$260-$290	$270-$300
Capital expenditures	$500-$550	$475-$525

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2023 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2023 Estimated Results
	UScellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	N/A	N/A
Add back:
Income tax expense	N/A	N/A
Income before income taxes (GAAP)	$50-$150	$40-$70
Add back:
Interest expense	200	—
Depreciation, amortization and accretion expense	655	230
EBITDA (Non-GAAP)[1]	$905-$1,005	$270-$300
Add back or deduct:
(Gain) loss on asset disposals, net	20	—
Adjusted EBITDA (Non-GAAP)[1]	$925-$1,025	$270-$300
Deduct:
Equity in earnings of unconsolidated entities	160	—
Interest and dividend income	15	—
Adjusted OIBDA (Non-GAAP)[1]	$750-$850	$270-$300

	Actual Results
	Six Months Ended June 30, 2023		Year Ended December 31, 2022
	UScellular	TDS Telecom	UScellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	$20	$15	$35	$53
Add back:
Income tax expense	29	5	37	23
Income before income taxes (GAAP)	$49	$21	$72	$76
Add back:
Interest expense	99	(4)	163	(7)
Depreciation, amortization and accretion expense	330	119	700	215
EBITDA (Non-GAAP)[1]	$478	$136	$935	$284
Add back or deduct:
Loss on impairment of licenses	—	—	3	—
(Gain) loss on asset disposals, net	13	3	19	7
(Gain) loss on sale of business and other exit costs, net	—	—	(1)	—
Adjusted EBITDA (Non-GAAP)[1]	$491	$139	$956	$291
Deduct:
Equity in earnings of unconsolidated entities	82	—	158	—
Interest and dividend income	5	2	8	2
Other, net	—	1	—	1
Adjusted OIBDA (Non-GAAP)[1]	$404	$136	$790	$288
Numbers may not foot due to rounding.
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for June 30, 2023, can be found on TDS' website at investors.tdsinc.com.

Stock Repurchase
During the second quarter of 2023, TDS repurchased 255,090 of its Common Shares for $3 million.
Conference Call Information
TDS will hold a conference call on August 4, 2023 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://events.q4inc.com/attendee/745533112
▪Access the call by phone at (888)330-2384, conference ID: 1328528.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; broadband, video and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, UScellular, TDS Telecom, and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed approximately 9,100 associates as of June 30, 2023.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Colleen Thompson, Vice President - Corporate Relations
colleen.thompson@tdsinc.com

Julie Mathews, IRC, Director - Investor Relations
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: whether any strategic alternatives for UScellular will be successfully identified or completed; whether any such strategic alternative will result in additional value for TDS or its shareholders and whether the process will have an adverse impact on TDS’ businesses; intense competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms and changes in roaming practices; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the ability to attract people of outstanding talent throughout all levels of the organization; TDS' smaller scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which TDS does business; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and UScellular indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment; pending and future litigation; cyber-attacks or other breaches of network or information technology security; control by the TDS Voting Trust; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K, as updated by any TDS Form 10-Q filed subsequent to such Form 10-K.

For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
UScellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com
OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Retail Connections
Postpaid
Total at end of period	4,194,000	4,223,000	4,247,000	4,264,000	4,296,000
Gross additions	125,000	137,000	154,000	151,000	128,000
Handsets	83,000	93,000	105,000	107,000	94,000
Connected devices	42,000	44,000	49,000	44,000	34,000
Net additions (losses)	(28,000)	(24,000)	(17,000)	(31,000)	(40,000)
Handsets	(29,000)	(25,000)	(20,000)	(22,000)	(31,000)
Connected devices	1,000	1,000	3,000	(9,000)	(9,000)
ARPU[1]	$50.64	$50.66	$50.60	$50.21	$50.07
ARPA[2]	$130.19	$130.77	$130.97	$130.27	$130.43
Handset upgrade rate[3]	4.8%	4.9%	7.0%	8.1%	6.0%
Churn rate[4]	1.21%	1.27%	1.35%	1.42%	1.30%
Handsets	1.01%	1.06%	1.12%	1.15%	1.10%
Connected devices	2.65%	2.78%	2.99%	3.40%	2.73%
Prepaid
Total at end of period	462,000	470,000	493,000	493,000	490,000
Gross additions	50,000	43,000	61,000	62,000	56,000
Net additions (losses)	(8,000)	(23,000)	—	2,000	(4,000)
ARPU[1]	$33.86	$33.19	$33.34	$35.04	$35.25
Churn rate[4]	4.18%	4.63%	4.11%	4.07%	4.07%
Market penetration at end of period
Consolidated operating population	32,350,000	32,350,000	32,370,000	32,370,000	32,370,000
Consolidated operating penetration[5]	15%	15%	15%	15%	15%
Capital expenditures (millions)	$143	$208	$176	$136	$268
Total cell sites in service	6,952	6,950	6,945	6,933	6,916
Owned towers	4,341	4,338	4,336	4,329	4,323

1Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
2Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
3Handset upgrade rate calculated as total handset upgrade transactions divided by average postpaid handset connections.
4Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
5Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.

TDS Telecom
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Residential connections
Broadband
Wireline, Incumbent	249,200	247,900	249,100	252,600	252,700
Wireline, Expansion	70,200	62,800	56,100	49,400	44,100
Cable	204,200	204,700	204,800	204,500	204,000
Total Broadband	523,600	515,400	510,000	506,500	500,800
Video	132,300	132,600	135,300	136,600	137,400
Voice	288,200	289,200	291,600	295,500	298,300
Total Residential connections	944,100	937,200	936,900	938,600	936,500
Commercial connections	223,300	229,800	236,000	242,800	250,700
Total connections	1,167,400	1,167,000	1,173,000	1,181,400	1,187,200

Residential revenue per connection[1]	$61.97	$60.24	$59.91	$60.32	$59.67

Capital expenditures (millions)	$132	$130	$165	$166	$120
Numbers may not foot due to rounding.
1Total residential revenue per connection is calculated by dividing total residential revenue by the average number of residential connections and by the number of months in the period.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)
	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	2023 vs. 2022	2023	2022	2023 vs. 2022
(Dollars and shares in millions, except per share amounts)
Operating revenues
UScellular	$957	$1,027	(7)%	$1,942	$2,037	(5)%
TDS Telecom	257	256	1%	510	507	1%
All Other[1]	53	66	(19)%	118	120	(2)%
	1,267	1,349	(6)%	2,570	2,664	(4)%
Operating expenses
UScellular
Expenses excluding depreciation, amortization and accretion	759	806	(6)%	1,538	1,573	(2)%
Depreciation, amortization and accretion	161	172	(7)%	330	342	(4)%
Loss on impairment of licenses	—	3	N/M	—	3	N/M
(Gain) loss on asset disposals, net	3	6	(44)%	13	8	73%
	923	987	(7)%	1,881	1,926	(2)%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	189	180	5%	374	349	7%
Depreciation, amortization and accretion	60	52	15%	119	106	12%
(Gain) loss on asset disposals, net	2	1	N/M	3	1	N/M
	251	233	8%	496	456	9%
All Other[1]
Expenses excluding depreciation and amortization	56	61	(7)%	124	116	6%
Depreciation and amortization	4	5	3%	7	8	(2)%
	60	66	(7)%	131	124	6%
Total operating expenses	1,234	1,286	(4)%	2,508	2,506	—
Operating income (loss)
UScellular	34	40	(13)%	61	111	(45)%
TDS Telecom	7	23	(71)%	15	51	(72)%
All Other[1]	(8)	—	N/M	(14)	(4)	N/M
	33	63	(47)%	62	158	(61)%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	38	38	1%	82	83	(1)%
Interest and dividend income	6	5	10%	11	7	61%
Interest expense	(62)	(40)	(54)%	(116)	(72)	(59)%
Other, net	—	—	(34)%	1	—	26%
Total investment and other income (expense)	(18)	3	N/M	(22)	18	N/M
Income before income taxes	15	66	(77)%	40	176	(77)%
Income tax expense	15	27	(43)%	28	65	(56)%
Net income	—	39	(100)%	12	111	(90)%
Less: Net income attributable to noncontrolling interests, net of tax	2	4	(63)%	6	15	(67)%
Net income (loss) attributable to TDS shareholders	(2)	35	N/M	6	96	(93)%
TDS Preferred Share dividends	17	17	—	35	35	—
Net income (loss) attributable to TDS common shareholders	$(19)	$18	N/M	$(29)	$61	N/M

Basic weighted average shares outstanding	113	115	(2)%	113	115	(2)%
Basic earnings (loss) per share attributable to TDS common shareholders	$(0.17)	$0.15	N/M	$(0.25)	$0.53	N/M

Diluted weighted average shares outstanding	113	116	(3)%	113	116	(3)%
Diluted earnings (loss) per share attributable to TDS common shareholders	$(0.17)	$0.15	N/M	$(0.25)	$0.52	N/M
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.
1Consists of TDS corporate, intercompany eliminations and all other business operations not included in the UScellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Six Months Ended June 30,
	2023	2022
(Dollars in millions)
Cash flows from operating activities
Net income	$12	$111
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	456	456
Bad debts expense	53	54
Stock-based compensation expense	14	23
Deferred income taxes, net	22	52
Equity in earnings of unconsolidated entities	(82)	(83)
Distributions from unconsolidated entities	78	80
Loss on impairment of licenses	—	3
(Gain) loss on asset disposals, net	16	9
Other operating activities	4	3
Changes in assets and liabilities from operations
Accounts receivable	19	(25)
Equipment installment plans receivable	7	(25)
Inventory	52	(35)
Accounts payable	(124)	(6)
Customer deposits and deferred revenues	(9)	7
Accrued taxes	56	131
Accrued interest	(1)	1
Other assets and liabilities	(59)	(22)
Net cash provided by operating activities	514	734

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(629)	(526)
Cash paid for intangible assets	(8)	(585)
Advance payments for license acquisitions	—	(1)
Other investing activities	8	(10)
Net cash used in investing activities	(629)	(1,122)

Cash flows from financing activities
Issuance of long-term debt	391	776
Repayment of long-term debt	(209)	(228)
Issuance of short-term debt	—	60
Repayment of short-term debt	(60)	—
TDS Common Shares reissued for benefit plans, net of tax payments	(3)	(4)
UScellular Common Shares reissued for benefit plans, net of tax payments	(6)	(5)
Repurchase of TDS Common Shares	(6)	(20)
Repurchase of UScellular Common Shares	—	(18)
Dividends paid to TDS shareholders	(76)	(76)
Distributions to noncontrolling interests	(2)	(2)
Cash paid for software license agreements	(20)	(3)
Other financing activities	—	(1)
Net cash provided by financing activities	9	479

Net increase (decrease) in cash, cash equivalents and restricted cash	(106)	91

Cash, cash equivalents and restricted cash
Beginning of period	399	414
End of period	$293	$505

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	June 30, 2023	December 31, 2022
(Dollars in millions)
Current assets
Cash and cash equivalents	$251	$360
Accounts receivable, net	1,107	1,181
Inventory, net	216	268
Prepaid expenses	104	102
Income taxes receivable	5	59
Other current assets	63	58
Total current assets	1,746	2,028

Assets held for sale	16	26

Licenses	4,704	4,699

Goodwill	547	547

Other intangible assets, net	193	204

Investments in unconsolidated entities	500	495

Property, plant and equipment, net	4,932	4,760

Operating lease right-of-use assets	988	995

Other assets and deferred charges	780	796

Total assets	$14,406	$14,550

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	June 30, 2023	December 31, 2022
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$60	$19
Accounts payable	364	506
Customer deposits and deferred revenues	278	285
Accrued interest	12	12
Accrued taxes	45	46
Accrued compensation	104	144
Short-term operating lease liabilities	147	146
Other current liabilities	268	356
Total current liabilities	1,278	1,514

Deferred liabilities and credits
Deferred income tax liability, net	987	969
Long-term operating lease liabilities	900	908
Other deferred liabilities and credits	820	813

Long-term debt, net	3,872	3,731

Noncontrolling interests with redemption features	12	12

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $0.01 per share	1	1
Capital in excess of par value	2,532	2,551
Preferred Shares, par value $0.01 per share	1,074	1,074
Treasury shares, at cost	(466)	(481)
Accumulated other comprehensive income	5	5
Retained earnings	2,606	2,699
Total TDS shareholders' equity	5,752	5,849

Noncontrolling interests	785	754

Total equity	6,537	6,603

Total liabilities and equity	$14,406	$14,550

Balance Sheet Highlights
(Unaudited)

	June 30, 2023
		TDS	TDS Corporate	Intercompany	TDS
	UScellular	Telecom	& Other	Eliminations	Consolidated
(Dollars in millions)
Cash and cash equivalents	$186	$73	$69	$(77)	$251

Licenses, goodwill and other intangible assets	$4,694	$744	$6	$—	$5,444
Investment in unconsolidated entities	457	4	47	(8)	500
	$5,151	$748	$53	$(8)	$5,944

Property, plant and equipment, net	$2,640	$2,203	$89	$—	$4,932

Long-term debt, net:
Current portion	$54	$—	$6	$—	$60
Non-current portion	3,105	3	764	—	3,872
	$3,159	$3	$770	$—	$3,932

TDS Telecom Highlights
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	2023 vs. 2022	2023	2022	2023 vs. 2022
(Dollars in millions)
Operating revenues
Residential
Wireline, Incumbent	$89	$88	1%	$175	$173	1%
Wireline, Expansion	18	12	48%	33	22	46%
Cable	68	68	1%	136	135	1%
Total residential	175	168	4%	344	330	4%
Commercial	39	44	(10)%	80	87	(8)%
Wholesale	43	45	(4)%	86	89	(4)%
Total service revenues	257	256	1%	510	507	1%
Equipment revenues	—	—	(5)%	—	1	(17)%
Total operating revenues	257	256	1%	510	507	1%

Cost of services	108	103	5%	212	199	7%
Cost of equipment and products	—	—	24%	—	—	(10)%
Selling, general and administrative expenses	81	77	5%	162	150	8%
Depreciation, amortization and accretion	60	52	15%	119	106	12%
(Gain) loss on asset disposals, net	2	1	N/M	3	1	N/M
Total operating expenses	251	233	8%	496	456	9%

Operating income	$7	$23	(71)%	$15	$51	(72)%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations
(Unaudited)
Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
(Dollars in millions)
Cash flows from operating activities (GAAP)	$469	$352	$514	$734
Cash paid for additions to property, plant and equipment	(298)	(256)	(629)	(526)
Cash paid for software license agreements	(12)	—	(20)	(3)
Free cash flow (Non-GAAP)[1]	$159	$96	$(135)	$205
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.